Exhibit 107

Calculation of Fee Filing Tables

Form F-3

(Form Type)

POLYPID LTD.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	457(o)	(1)	(2)	—	$0.00014760	—
	Unallocated Shelf	Unallocated Shelf	457(o)	(1)	(2)	$14,863,975.00	$0.00014760	$2,193.92
Fees Previously Paid							—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, no par value		(3)		—		—	F-3	333-257651	July 9, 2021	—
	Unallocated Shelf	Unallocated Shelf	415(a)(6)	(3)		$185,136,025.00	$0.00010910	$20,198.34	F-3	333-257651	July 9, 2021	$20,198.34
	Total Offering Amounts					$200,000,000.00		$22,392.26
	Total Fees Previously Paid							$20,198.34
	Total Fee Offsets							—
	Net Fee Due							$2,193.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value per share, or the Ordinary Shares, being registered hereunder by PolyPid Ltd., or the Registrant, include such indeterminate number of ordinary shares as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends, or similar transactions.

(2)	The proposed maximum aggregate offering price per Ordinary Share will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Ordinary Shares registered hereunder and is not specified in reliance on Rule 457(o) under the Securities Act and General Instruction II.D of Form F-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $185,136,025 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form F-3 (File No. 333-257651), which initially became effective with the U.S. Securities and Exchange Commission on July 9, 2021 (the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $20,198.34. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.